                                                                     EXHIBIT 3.3


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             TEXAS PETROCHEMICALS LP

1.       The name of the limited partnership is Texas Petrochemicals LP.

2. The address of the registered officer and the registered agent in Texas is:

                                    1021 Main Street, Suite 1150
                                    Houston, Texas 77002

3. The name of its registered agent in Texas at such address is: CT Corporation System.

4. The address of the principal office where records that are required to be kept will be kept or made available is:

                                    Three Riverway, Suite 1500
                                    Houston, Texas 77056

5. The name, the mailing address, and the street address of the business of each general partner is as follows:

                NAME                                MAILING ADDRESS                       STREET ADDRESS
           TPC Holding Corp.                  Three Riverway, Suite 1500            Three Riverway, Suite 1500
                                                 Houston, Texas 77056                  Houston, Texas 77056

6. The limited partnership is being formed pursuant to a Plan of Conversion under Section 2.15 of the Texas Revised Limited Partnership Act and Section 5.17 of the Texas Business Corporation Act. The effective time of the conversion will be 11:59 p.m., Houston, Texas time, on June 30, 2000.

7. The converting entity is a Texas corporation formed on December 20, 1973. The name, mailing address, and street address of the converting entity is as follows:

                NAME                                MAILING ADDRESS                       STREET ADDRESS
   Texas Petrochemicals Corporation           Three Riverway, Suite 1500            Three Riverway, Suite 1500
                                                 Houston, Texas 77056                  Houston, Texas 77056

                          (The signature page follows.)

Date signed:  June 30, 2000
                                      TPC HOLDING CORP., GENERAL PARTNER

                                      By: /s/ Stephen R. Wright
                                          ---------------------
                                      Name: Stephen R. Wright
                                            -------------------
                                      Title: Vice President
                                            -------------------